UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 5, 2010
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of	(Commission	(IRS employer
incorporation or organization)	File Number)	identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On April 5, 2010 Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it has restructured the $157 million loan with Aareal Bank AG that is secured by the Hilton LaJolla Torrey Pines and the Capital Hilton held in a joint venture with Hilton Worldwide. The modification provides a full extension of the loan maturity to August 2013 without tests along with reduced cash management provisions in exchange for a reduction in the loan balance of $2.5 million at closing and another $2.5 million over the next twelve months. The loan was set to mature in August 2011 and had two one-year extension options. Since January 1, 2009, Ashford has completed $442 million of loan extensions, modifications, and refinancing. The Company does not have any non-extendable 2010 loan maturities. In 2011, the Company’s non-extendable loan maturities include a $6 million loan due in the first quarter and $203 million due at the end of the fourth quarter 2011.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Press Release of the Company, dated April 5, 2010, furnished under Item 7.01, announcing the restructuring of its $157 million mortgage loan.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 5, 2010

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Operating Officer and General Counsel